SUPPLEMENT NO. 7 DATED SEPTEMBER 11, 1997
                       TO PROSPECTUS DATED APRIL 29, 1996
                         RELATING TO 1,814,632 SHARES OF
                          RENAL TREATMENT CENTERS, INC.
                          COMMON STOCK, $.01 PAR VALUE


     All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated April 29, 1996, as supplemented by Supplement No. 1 dated May 17, 1996, Supplement No. 2 dated December 11, 1996, Supplement No. 3 dated May 21, 1997, Supplement No. 4 dated June 5, 1997, Supplement No. 5 dated June 27, 1997 and Supplement No. 6 dated July 16, 1997, forming a part of Form S-3 Registration Statement No. 333-3716.

     Donna R. and B.J. Matter, joint tenants with right of survivorship, Selling Stockholders, have transferred by gift an aggregate of 1,924 shares of Common Stock beneficially owned by them and covered by the Prospectus to the persons identified below, who are hereby added to the Prospectus as Selling Stockholders with respect to the shares set forth next to their names below. There is no relationship between any of these persons and the Company.

                                                                       Number
         Name                                                          of Shares

John F. and Nancy Dahlin,
joint tenants with right of survivorship                                   481

Kevin A. and Shelley Dahlin,
joint tenants with right of survivorship                                   481

David Ray and Sandi Matter,
joint tenants with right of survivorship                                   481

Melissa Ann Matter                                                         481

     Matter Limited Partnership #1, a Selling Stockholder, has transferred by gift 1,500 shares of Common Stock beneficially owned by it and covered by the Prospectus to St. Monica's Catholic Church. St. Monica's Catholic Church is hereby added to the Prospectus as a Selling Stockholder with respect to these 1,500 shares. There is no relationship between St. Monica's Catholic Church and the Company.

     Elsie Gono, a Selling Stockholder, has transferred by gift 1,000 shares of Common Stock beneficially owned by it and covered by the Prospectus to The Stanley & Elsie Revocable Trust Dated 7/29/87. The Stanley & Elsie Revocable Trust Dated 7/29/87 is hereby added to the Prospectus as a Selling Stockholder with respect to these 1,000 shares. There is no relationship between The Stanley & Elsie Revocable Trust Dated 7/29/87 and the Company.